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                               IMNET SYSTEMS, INC.                    EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS

The following computations set forth the calculations of primary and fully diluted earnings per share for the three and six month periods ended December 31, 1996 and 1995.


                                                                    THREE MONTHS ENDED DECEMBER 31,
                                                            1996                                      1995
                                             -------------------------------            -------------------------------
                                                                     FULLY                                      FULLY
                                                PRIMARY             DILUTED                PRIMARY             DILUTED
                                                EARNINGS            EARNINGS               EARNINGS            EARNINGS
                                               PER SHARE           PER SHARE              PER SHARE           PER SHARE
                                             -----------         -----------            -----------         -----------
Net income (loss) ........................   $ 1,694,472         $ 1,694,472            $(5,542,266)        $(5,542,266)
                                             ===========         ===========            ===========         ===========
Weighted average outstanding common
shares ...................................     9,601,633           9,601,633              8,717,077           8,717,077

Increase due to assumed issuance of
shares related to outstanding stock
options using the treasury stock method ..       358,301             564,065                   --                  --
                                             -----------         -----------            -----------         -----------

Adjusted weighted average outstanding
    common shares and common share
    equivalents ..........................     9,959,934          10,165,698              8,717,077           8,717,077
                                             ===========         ===========            ===========         ===========

Net income (loss) per common share and
    common share equivalent ..............   $      0.17         $      0.17            $     (0.64)        $     (0.64)
                                             ===========         ===========            ===========         ===========



                                                                     SIX MONTHS ENDED DECEMBER 31,
                                                            1996                                      1995
                                             -------------------------------            -------------------------------
                                                                     FULLY                                      FULLY
                                                PRIMARY             DILUTED                PRIMARY             DILUTED
                                                EARNINGS            EARNINGS               EARNINGS            EARNINGS
                                               PER SHARE           PER SHARE              PER SHARE           PER SHARE
                                             -----------         -----------            -----------         -----------
Net income (loss) ........................   $ 2,340,707         $ 2,340,707            $(5,286,115)        $(5,286,115)
                                             ===========         ===========            ===========         ===========
Weighted average outstanding common
    shares ...............................     9,596,779           9,596,779              8,219,631           8,219,631

Increase due to assumed issuance of
shares related to outstanding stock
options using the treasury stock method ..       380,711             486,707                   --                  --
                                             -----------         -----------            -----------         -----------

Adjusted weighted average outstanding
    common shares and common share
    equivalents ..........................     9,977,490          10,083,486              8,219,631           8,219,631
                                             ===========         ===========            ===========         ===========

Net income (loss)per common share and
    common share equivalent ..............   $      0.23         $      0.23            $     (0.64)        $     (0.64)
                                             ===========         ===========            ===========         ===========


Note: Net income per common share and common share equivalent has been computed based upon the weighted average outstanding common shares and common share equivalents during each period. Common share equivalents recognize the dilutive effects of outstanding options to acquire Common Stock.


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